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Exhibit 99. (h)(2)

           [Form of] AMENDMENT No. 1 to the MASTER SERVICES AGREEMENT

This AMENDMENT NO. 1 is made as of June __, 2002 to that certain MASTER SERVICES AGREEMENT (together with the Appendices, the "Agreement"), dated September 1, 2000 by and between each entity listed on Appendix I to the Agreement, each a Maryland corporation (each a "Fund, collectively the "Funds"); the DEUTSCHE INVESTORS PORTFOLIOS TRUST, a New York business Trust (the "Trust"); and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC").

           WHEREAS, the U.S. Congress has enacted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as may be amended from time to time, and all regulations promulgated pursuant thereto (collectively, the "USA PATRIOT Act") and the Bank Secrecy Act, as amended, and the regulations promulgated pursuant thereto (collectively, the "BSA"), to require open-end mutual funds and other covered financial institutions to develop anti-money laundering compliance programs and procedures ("AML Program");

           WHEREAS, each Fund and the Trust have no employees, and account openings and dealings with shareholders are maintained by ICCC as they relate to each Fund and the Trust pursuant to the Agreement;

           WHEREAS, each Fund and the Trust have adopted an AML Program to comply with the USA PATRIOT Act and the BSA which require agreements with certain third parties to be amended; and

           WHEREAS, the parties have agreed to amend the Agreement in accordance with Section 12(f) to comply with each Fund's and the Trust's AML Program and the USA PATRIOT Act and the BSA;

           NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

         1. Section 4 is hereby replaced in its entirety with the following:

                  Records. The books and records pertaining to each of the Funds and the Trust that are in the possession of ICCC shall be the property of each of the Funds and the Trust, respectively. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations, including the USA PATRIOT Act and the BSA. Each of the Funds and the Trust, or each of the Funds' or the Trust's authorized representatives, shall have access to such books and records at all times during ICCC's normal business hours. Upon the reasonable request of each of the Funds or the Trust, ICCC shall provide copies of any such books and records to each of the Funds or


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                  the Trust or to the authorized representative of each of the
                  Funds or the Trust at each of the Funds' or the Trust's expense, as the case may be. All books and records required to be maintained under the USA PATRIOT Act and the BSA shall be made available, for inspection and copying, to the U.S. Department of Treasury's Financial Crimes Enforcement Network and the Securities and Exchange Commission as may be requested pursuant to the USA PATRIOT Act and the BSA.

         2. Section 6 is hereby replaced in its entirety with the following:
                  Compliance with Governmental Rules and Regulations. Each of the Funds and the Trust assumes full responsibility for insuring that each Fund and the Trust comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934(the "1934 Act"), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction. ICCC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the Commodities Exchange Act (if applicable), and all laws, rules and regulations of governmental authorities having jurisdiction with respect to the performance by ICCC of its duties under this Agreement. In addition, in the performance of its duties under this Agreement, ICCC shall perform the services set forth herein so that each Fund and the Trust is in compliance with the USA PATRIOT Act, the BSA, including but not limited to implementing policies and procedures, maintaining books and records and responding to requests for information pursuant to the USA PATRIOT Act and the BSA. ICCC shall establish and implement an Anti-Money Laundering Program, as defined in Section 352 of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                       FLAG INVESTORS COMMUNICATIONS FUND, INC.
                       FLAG INVESTORS SERIES FUNDS, INC.
                       EMERGING GROWTH FUND, INC.
                       FLAG INVESTORS EQUITY PARTNERS FUND, INC.
                       REAL ESTATE SECURITIES FUND, INC.
                       SHORT-INTERMEDIATE INCOME FUND, INC.
                       FLAG INVESTORS VALUE BUILDER FUND, INC.
                       DEUTSCHE INVESTORS FUNDS, INC.
                       DEUTSCHE INVESTORS PORTFOLIOS TRUST

                                 ------------------------------------
                          By:    Amy M. Olmert
                          Title: Secretary

                       INVESTMENT COMPANY CAPITAL CORP.

                                 ------------------------------------
                          By:    Richard T. Hale
                          Title: President

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